UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2007

ORANGE 21 INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51071	33-0580186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 804-8420

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 7, 2007, Spy Optic, Inc. (“Spy”), a subsidiary of Orange 21 Inc. (the “Company”), entered into the First Modification to Loan and Security Agreement (the “Amendment”) with BFI Business Finance (“Lender”). The Amendment modifies the Loan and Security Agreement dated February 26, 2007, by, among other things, providing that upon Spy’s request, Lender will loan up to the lesser of (i) $8,000,000 or (ii) the Borrowing Base to Spy. The definition of “Borrowing Base” is amended to mean the sum of the following (i) 80% of the gross face amount of Spy’s eligible accounts receivable, plus (ii) 25% of the current market cost of raw materials and finished goods that constitute Spy’s eligible inventory, not to exceed (a) $1,500,000 from December 7, 2007 through February 29, 2008; (b) $1,333,333 from March 1, 2008 through March 31, 2008; (c) $1,166,667 from April 1, 2008 through April 31, 2008; and (d) $1,000,000 from May 1, 2008 and thereafter. Upon the execution of the Amendment, Spy paid a one time fee to Lender in the amount of $30,000.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment filed as Exhibit 10.44 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.44	First Modification to Loan and Security Agreement entered into on December 7, 2007 by and between Spy Optic, Inc. and BFI Business Finance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 11, 2007	ORANGE 21 INC.

	By:	/s/ Jerry Collazo
Jerry Collazo
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.44	First Modification to Loan and Security Agreement entered into on December 7, 2007 by and between Spy Optic, Inc. and BFI Business Finance.